Exhibit T3A.9

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:08 AM 02/28/2019
FILED 10:08 AM 02/28/2019
SR 20191550057 - File Number 7301137

CERTIFICATE OF FORMATION

OF

MULE SKY LLC

This Certificate of Formation of Mule Sky LLC (the "***LLC***") is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Mule Sky LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 28th day of February, 2019.

By: /s/ Justin Wood
Name: Justin Wood
Title: Authorized Person